Exhibit 10.2

March 25 2014

TCA Global Credit Master Fund, LP

1404 Rodman Street

Hollywood, Florida 33020

Attention: Robert Press, Director

Re:	Committed Equity Facility Agreement and Registration Rights Agreement dated as of May 31, 2012 of Mobiquity Technologies, Inc., formerly Ace Marketing & Promotions, Inc.

Gentlemen:

By each of our signatures below, we mutually agree to immediately terminate without liability or further obligation to the other, the Committed Equity Facility Agreement and Registration Rights Agreement dated as of May 31, 2012 of Mobiquity Technologies, Inc., formerly Ace Marketing & Promotions, Inc. It is further agreed that Mobiquity will remove from registration all unsold shares of Common Stock which were registered for sale pursuant to an effective registration of April 12, 2013. Also, TCA Global Credit Master Fund, LP will undertake to return to Mobiquity for cancellation 42,000 shares of Common Stock of Mobiquity which are at Caledonian and have not been paid for or sold by Caledonian.

COMPANY:

MOBIQUITY TECHNOLOGIES, INC.

formerly ACE MARKETING & PROMOTIONS, INC.

By: /s/ Dean Julia

Name: Dean Julia

Title: Co-CEO

INVESTOR:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., its general partner

By: /s/ Robert Press

Name: Robert Press

Title: Director

600 Old Country Road, Suite 541, Garden City, NY 11530